EXHIBIT 99.2

AxoGen, Inc. Discloses Terms of Recent Equity Award

ALACHUA, FL – July 20, 2017 -- AxoGen, Inc.  (NASDAQ:AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, announced the hiring of Jon Gingrich as its Chief Commercial Officer on July 17, 2017 on the terms of that certain employment agreement by and between Mr. Gingrich and the Company dated as of July 17, 2017 (the “Gingrich Employment Agreement”).  In connection with his hiring, the Company granted Mr. Gingrich a stock option to purchase 115,000 shares of the Company’s common stock with an exercise price equal to $16.85 per share on July 17, 2017 (the “Grant Date”)  (the closing price per share of the Company’s common stock as reported on the NASDAQ on the Grant Date) as an Inducement Stock Option Award (the  “Inducement Award”).  The Inducement Award was approved by the Company’s  Compensation Committee of the Board of Directors in reliance on the employment inducement exception to shareholder approval provided under NASDAQ Stock Market Listing Rule 5635(c)(4) (the “Inducement Award Listing Rules”) which requires public announcement of inducement awards and this additional release is being made to comply with the Inducement Award Listing Rules.

The Inducement Award will vest as to 25% of the shares after one year and 12.5% every six months thereafter until fully vested; provided, however, that such option shall automatically accelerate and become fully exercisable in the event that, following a Change in Control (as defined in the Gingrich Employment Agreement), Mr. Gingrich is terminated without “Substantial Cause” or he resigns for “Good Reason” (both as defined in the Gingrich Employment Agreement) within 12 months of the Change in Control. The Inducement Award will expire on the tenth anniversary of the Grant Date.    The Company intends to file a Form S‑8 relating to the Inducement Award.

About AxoGen

AxoGen (AXGN) is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen is the only company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about restoring nerve function and quality of life to patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Damage to a peripheral nerve can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

EXHIBIT 99.2

AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal™ Neurosensory & Motor Testing System and AxoTouch™ Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events, or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "continue," "may," "should," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2017 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

EXHIBIT 99.2

Contact:

AxoGen Corporation

Annette Ruzicka,  Corporate & Investor Communications

aruzicka@AxoGenInc.com

763.458.4193

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com